Exhibit 10.1

GP NURMENKARI INC.
22 ELIZABETH STREET
SONO SQUARE, SUITE 1J
NORWALK, CT 06854

December 15, 2020

PERSONAL AND CONFIDENTIAL

SmartKem Limited

Manchester Technology Center, Hexagon Tower

Delaunays Road, Blackley

Manchester, M9 8GQ UK

Attention: Mr. Ian Jenks

Chairman and Chief Executive Officer

Gentleman:

This letter agreement (this “Agreement”) between GP Nurmenkari Inc. (“GPN”) and SmartKem Limited, a United Kingdom corporation (the “Company”), confirms our understanding of the basis upon which GPN is being engaged to act as the exclusive placement agent for the Company, in seeking, arranging, negotiating, and generally advising with respect to a Financing (as defined below). The Company has informed GPN that the Company intends to enter into a share exchange, reverse triangular merger or similar transaction (each a “Business Combination”) with a Delaware corporation whose common stock is registered under, and which is filing and has filed with the Securities and Exchange Commission all required reports under, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but whose stock is yet not traded or approved for trading on any quotation system or exchange (“Pubco”) pursuant to which the entire issued share capital of the Company will be exchanged for shares of Pubco common stock (“Common Stock”), and the Company will become a wholly owned subsidiary of Pubco. Contemporaneous with the Business Combination, it is expected that Pubco will conduct a private placement of Common Stock of Pubco (the “Financing”). The terms of the Financing are described in greater detail in the Term Sheet between the Company and Montrose Capital Partners Limited dated November 18, 2020, a copy of which is attached hereto as Exhibit A.

I.	Services of GPN

GPN will use its commercially reasonable “best efforts” to obtain one or more commitments for the Financing (individually a “Commitment” and collectively the “Commitments”) from one or more accredited investors (the “Investors”). During the term of the Agreement, GPN may perform or cause one or more of its affiliates to perform, and the Company hereby grants GPN and its affiliates the exclusive right and authority to perform, the following services:

A.	Contact and seek to elicit interest from one or more Investors to participate in the Financing; provided, however, that GPN and its affiliates shall only contact those potential Investors with which either they or the Company have a previous relationship.

B.	Coordinate inquiries from and assist in the preparation of additional Transaction Documents providing such information and analyses as may be reasonably requested by Investors and authorized in advance by the Company.

GP NURMENKARI INC.
22 ELIZABETH STREET
SONO SQUARE, SUITE 1J
NORWALK, CT 06854

C.	Assist the Company in closing the Financing after a Commitment is procured.

The Company hereby grants GPN the exclusive right and authority to locate Financing sources and to obtain Commitments during the term of this Agreement. If the Company accepts or otherwise enters into any Commitment during the term of this Agreement and the Company closes the Financing under such Commitment, the Company expressly agrees that GPN’s services have been fully performed as outlined herein, and the Company shall pay GPN compensation as outlined herein.

The Company may accept or reject any Commitments, in whole or in part, in its sole discretion. The parties understand and agree that neither the Company nor GPN shall have any obligation to consummate a Financing.

GP Nurmenkari Inc.

December 15, 2020

II.	Representations, Warranties, Terms, and Conditions

The Company hereby represents and warrants to, and agrees with, GPN, and GPN hereby represents and warrants to, and agrees with, the Company as follows:

A.	This Agreement has been duly authorized, executed and delivered by the Company, and upon due execution and delivery by GPN, this Agreement will be a valid and binding agreement of the Company enforceable against it in accordance with its terms, except as may be limited by principles of public policy and, as to enforceability, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditor’s rights from time to time in effect and subject to general equity principles.

B.	The Company acknowledges that the Customer Due Diligence Requirements for Financial Institutions Rule (the “CDD Rule”) promulgated by the Financial Crimes Enforcement Network (“FinCEN”) requires GPN to identify and verify the identity of beneficial owners of its legal entity clients. Unless an exemption to the CDD Rule applies, the Company agrees to cooperate with, and provide to, GPN all information and documents reasonably required by FinCEN in order to comply with the CDD Rule.

C.	The Company will furnish GPN with all information and material concerning the Company and the Financing which GPN reasonably requests in connection with the performance of its obligations hereunder. The Company represents and warrants that all information made available to GPN by the Company will, at all times during the period of the engagement of GPN hereunder, be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which such statements are made, not misleading. The Company further represents and warrants that any projections provided to GPN or contained in the Transaction Documents will have been prepared in good faith and will be based upon assumptions which, in light of the circumstances under which they are made, are reasonable. The Company acknowledges and agrees that in rendering its services hereunder, GPN will be using and relying upon, without any independent investigation or verification thereof, all information that is or will be furnished to GPN by or on behalf of the Company and on publicly available information, and GPN will not in any respect be responsible for the accuracy or completeness of any of the foregoing kinds of information, and that GPN will not undertake to make an independent appraisal of any of the assets of the Company. The Company understands that in rendering services hereunder GPN does not provide accounting, legal, or tax advice and will rely upon the advice of counsel to the Company and other advisors to the Company as to accounting, legal, tax, and other matters relating to the Financing or any other transaction contemplated by this Agreement.

D.	In connection with engagements of the nature covered by this Agreement, it is GPN’s practice to provide for indemnification, contribution, and limitation of liability. By signing this Agreement, the Company agrees to the provisions attached to this Agreement (Attachment A), which provisions are expressly incorporated by reference herein.

E.	The Company shall timely make or cause to be made state “blue sky” applications in such states and jurisdictions as shall be reasonably requested by GPN in order to qualify the Common Stock for sale, including a Connecticut filing. It shall be the Company’s obligation to bear all blue-sky counsel fees and expenses. The Company shall provide copies of all such blue sky filing to GPN.

GP Nurmenkari Inc.

December 15, 2020

F.	It is understood that the offer and sale of the securities sold in the Financing (the “Securities”) will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”) pursuant to Rule 506(b) of Regulation D as promulgated under the Act. The Company will not, directly or indirectly, make any offer or sale of Securities or of securities of the same or a similar class as the Securities if as a result the offer and sale of Securities contemplated hereby would fail to be entitled to an exemption from the registration requirements of the Act. As used herein, the terms “offer” and “sale” have the meanings specified in Section 2(a)(3) of the Act.

G.	The Company hereby represents and warrants to GPN that: (i) as of the date hereof, the Company is not subject to any of the disqualifying events stated in paragraph (d) of Rule 506 of Regulation D under the Act (“Rule 506”) in connection with the issuance and sale of the Securities in the Financing that have not been waived pursuant to Rule 506(d)(2), and the Company has exercised reasonable care, including without limitation, conducting a factual inquiry that is appropriate in light of the circumstances, into whether any such disqualification under Rule 506(d) exists as of the date hereof; (ii) there are no matters that would have triggered disqualification under Rule 506(d) but which occurred before September 23, 2013, and the Company has exercised reasonable care, including without limitation, conducting a factual inquiry that is appropriate in light of the circumstances, into whether any such disqualification under Rule 506(d) would have existed before September 23, 2013 and whether any disclosure is required to be made to potential Investors under Rule 506(e); and (iii) any outstanding securities of the Company (of any kind or nature) that were issued in reliance on Rule 506 at any time on or after September 23, 2013 have been issued in compliance with Rule 506(d) and (e), and no party has any reasonable basis for challenging any such reliance on Rule 506 in connection therewith.

H.	GPN is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed and has all requisite corporate power and authority to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement.

I.	This Agreement has been duly authorized, executed and delivered by GPN, and upon due execution and delivery by the Company, this Agreement will be a valid and binding agreement of GPN enforceable against it in accordance with its terms, except as may be limited by principles of public policy and, as to enforceability, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditor’s rights from time to time in effect and subject to general equity principles.

J.	GPN is a member of FINRA in good standing and is registered as a broker-dealer under the Exchange Act and under the securities acts of each state into which it is making offers or sales of the Securities. None of GPN or its affiliates, or any person acting on behalf of the foregoing (other than the Company, its or their affiliates or any person acting on its or their behalf. in respect of which no representation is made) has taken nor will it take any action that conflicts with the conditions and requirements of, or that would make unavailable with respect to the Financing, the exemption(s) from registration available pursuant to Rule 506(b) of Regulation D, or knows of any reason why any such exemption would be otherwise unavailable to it. GPN will conduct the Financing in compliance with all applicable securities laws.

GP Nurmenkari Inc.

December 15, 2020

K.	GPN agrees that it has not and will not directly or indirectly solicit offers for, or offer to sell, the Securities (i) by means of general solicitation or general advertising (as those terms are used in Regulation D) or (ii) in any manner that would not permit the Company to rely on Rule 506(b) of Regulation D and similar exceptions arising under state securities or “blue sky” laws. The Company and GPN agree that the Financing will not be made pursuant to Rule 506(c) of Regulation D under the Act.

L.	GPN represents that neither it, nor to its knowledge any of its Sub-Agents or any of its or their respective directors, executive officers, general partners, managing members or other officers participating in the Financing (each, a “Placement Agent Covered Person” and, together, “Placement Agent Covered Persons”), is or will be subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Act (a “Disqualification Event”) or has or will have been involved in any matter which would be a Disqualification Event except for the fact that it occurred before September 23, 2013.

M.	GPN will notify the Company promptly in writing of any Disqualification Event relating to any Placement Agent Covered Person not previously disclosed to the Company in accordance with the prior section.

N.	GPN agrees to use all material non-public information provided to it by the Company or on its behalf solely for the purpose of providing the services that are the subject of this Agreement and, except as otherwise required by law, regulation or legal process, to treat all such information confidentially and not disclose such information to any third party without the Company’s consent, other than to the GPN’s affiliates and their respective employees, legal counsel, independent auditors and other experts or agents (“Representatives”) who need to know such information in connection with the Financing. This undertaking will automatically terminate one (1) year following termination of this Agreement. For avoidance of doubt, this Agreement shall not prohibit or restrict GPN or its Representatives from engaging in communications directly with, or responding to any inquiry from, or providing information to, the SEC or FINRA whether or not notice is provided to or consent is received from, the Company or confidential treatment is obtained with respect to such communications or disclosures.

O.	Each of the Company and GPN shall confirm, as of the date of execution of definitive documentation with Investors in the Financing (the “Transaction Documents”), the matters set forth in Sections G and L above. In any event, the Company acknowledges that GPN shall be entitled to rely on, and will rely on, the representations and warranties of the Company and the Investors set forth in the Transaction Documents with respect to the validity of the private placement and applicable securities laws with respect to the Financing.

P.	The Company hereby represents and warrants to GPN that, to the extent required by applicable law, the Company will obtain representations from each Investor that is an employee benefit plan subject to the Employee Retirement Income Security Act (“ERISA”) or a “plan” subject to section 4975 of the Internal Revenue Code that GPN has not acted, and will not be treated, as an “investment advice fiduciary” (as contemplated in 29 C.F.R. 2510.3-21) for purposes of ERISA and section 4975 of the Internal Revenue Code, in connection with any Commitments by, or information provided to, such Investor by reason of 29 C.F.R. 2510.3-21(c)(1) – the exception for “transactions with independent fiduciaries with financial expertise.”

GP Nurmenkari Inc.

December 15, 2020

Q.	The Company hereby agrees that GPN shall be a third-party beneficiary of the Company and purchaser representations and warranties set forth in the Subscription Agreement for the Financing.

III.	Compensation / Payment for Services Performed

In consideration for GPN’s services hereunder, the Company shall compensate GPN as follows:

A.	The Company shall pay or cause GPN to be paid as follows:

(a) At each closing under the Financing, the Company will pay a cash fee to GPN (the “Cash Fee”) in amounts, equal, in the aggregate, to eight percent (8%) of the gross proceeds from the sale of Common Stock to Investors at such closing. For purposes of the foregoing, the Cash Fee shall be payable on sales of Common Stock to existing Company investors, management and/or their affiliates, friends and families (“Inside Investors”). The Cash Fees shall be paid to GPN by wire transfer from the escrow account to be established for the Financing with Delaware trust Company, and as a condition to closing, simultaneous with the distribution of funds to the Company.

(b) At each closing under the Financing, the Company will issue nontransferable warrants to GPN to purchase such number of shares of Common Stock as is equal to eight percent (8.0%) of the number of shares of Common Stock sold in the Financing at such closing to Investors that are not Inside Investors (the “Warrants”). The Warrants shall be issued to GPN or its designated affiliates on the date of the closing of the Financing at which they are earned and shall be exercisable at a price of $2.00 per share. The Warrants shall be for a term of 5 (five) years from the date of the first closing of the Financing and shall have cashless exercise and such other provisions as are customary for warrants of this nature. The shares of Common Stock issuable upon exercise of the Warrants shall be registered under the registration statement to be filed with respect to the Common Stock sold in the Financing.

(c) The Cash Fee and the Warrants are not negotiable and are not subject to any reduction, set-off, counterclaim or refund for any reason or matter whatsoever.

B.	The Company understands that an Investor purchasing Common Stock in the Financing may be interested in providing other financing for the benefit of the Company. The Company agrees to compensate GPN in the same manner and in the same percentages as provided in Section III (A) (a) and (b) above with respect to the amount of any financing received by the Company or any subsidiary of the Company from any Investor, exclusive of Inside Investors, within the twelve (12) month period following the closing of the Financing at which such Investor invests (the “Tail Period”).

C.	In the event the Offering is terminated prior to a closing, solely as the result of action or inaction by the Company, the Company shall be required to pay a break-fee of Twenty-Five Thousand Dollars ($25,000) (the “Break Fee”) to GPN at the time of termination.

GP Nurmenkari Inc.

December 15, 2020

D.	At the First Closing, the Company shall pay Twenty-Five Thousand Dollar ($25,000) to GPN as a non-accountable expense allowance.

E.	In addition to the fees described in Sections III A.(a) and (b) above and the obligation of the Company to pay certain expenses set forth in Sections II D., II E., and III D. above, at each closing the Company will pay all of the reasonable and documented fees of GPN’s outside legal counsel, Lucosky Brookman LLP, incurred in connection with the Financing, provided that such legal fees shall not exceed $35,000 in the aggregate.

IV.	Miscellaneous

A.	The term of this engagement will continue until the earlier of (i) March 31, 2021, or (ii) 10 days’ following written notice by either party at any time of such party’s desire to terminate this engagement and (iii) the final closing of the Financing. The representations set forth in Section II, and the provisions of III(A), III(B),III(C), IV(C), IV(D), IV(E), IV(F) and IV(G) hereof shall survive any expiration or termination of this Agreement.

B.	GPN is being retained to serve as the exclusive placement agent solely to the Company with respect to the Financing, and it is agreed that the engagement of GPN is not, and shall not be deemed to be, on behalf of, and is not intended to, and will not, confer rights or benefits upon any shareholder or creditor of the Company or upon any other person or entity. No one other than the Company is authorized to rely upon this engagement of GPN or any statements, conduct, or advice of GPN, and no one other than the Company is intended to be a beneficiary of this engagement. All opinions, advice, or other assistance (whether written or oral) given by GPN in connection with this engagement are intended solely for the benefit and use of the Company and will be treated by the Company as confidential, and no opinion, advice, or other assistance of GPN shall be used for any other purpose or reproduced, disseminated, quoted, or referred to at any time, in any manner or for any purpose, nor shall any public or other references to GPN (or to such opinions, advice, or other assistance) be made without the express prior written consent of GPN.

C.	The Company agrees that, following the closing or consummation of the Financing, GPN has the right to place an announcement on its website and/or advertisements in financial and other newspapers and journals at its own expense, describing its services to the Company and a general description of the Financing; provided, that, GPN shall submit an initial copy of any announcement or advertisement to the Company for its approval prior to any publication thereof (such approval not to be unreasonably withheld, conditioned or delayed); provided further that GPN shall not be required to submit any announcement or advertisement which is substantially similar to an announcement or advertisement previously approved by the Company. In addition, the Company agrees to include in any press release or public announcement announcing the Financing a reference to GPN’s role as exclusive placement agent to the Company with respect to the Financing, provided that the Company will submit a copy of any such press release or public announcement to GPN for its prior approval, which approval shall not be unreasonably withheld or delayed.

GP Nurmenkari Inc.

December 15, 2020

D.	The Company acknowledges and agrees that GPN is a securities firm which may be engaged at various times, either directly or through its affiliates, in various activities. In the ordinary course of these activities, which may conflict with the interests of the Company, GPN and its affiliates from time-to-time may: (i) effect transactions for its own account or the accounts of its clients and hold long or short positions in debt or equity securities or other financial instruments (or related derivative instruments) of the Company or other parties which may be the subject of this engagement or any transaction contemplated hereby; (ii) subject to the confidentiality requirements of this Agreements, have had confidential discussions with, and provided information to, clients, potential clients financial investors, or other parties in the Company’s industry (including competitors) regarding various market and strategic matters (including potential strategic alternatives or transactions that may involve the Company); and/or (iii) have performed, or sought to perform, various investment banking, financial advisory or other services for clients who may have conflicting interests with respect to the Company.

E.	The terms and provisions of this Agreement are solely for the benefit of the Company and GPN and the other Indemnified Persons and their respective successors, assigns, heirs, and personal representatives, and no other person shall acquire or have any right by virtue of this Agreement. The Company and GPN acknowledge and agree that GPN is acting as an independent contractor, and is not a fiduciary of, nor will its engagement hereunder give rise to fiduciary duties to, the Company or the Company’s shareholders. This Agreement represents the entire understanding between the Company and GPN with respect to the Financing and GPN’s engagement hereunder, and all prior discussions are merged herein. This Agreement may be executed in two or more counterparts (including fax or electronic counterparts), all of which together will be considered a single instrument. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO SUCH STATE’S PRINCIPLES OF CONFLICTS OF LAWS, AND MAY BE AMENDED, MODIFIED OR SUPPLEMENTED ONLY BY WRITTEN INSTRUMENT EXECUTED BY EACH OF THE PARTIES HERETO.

F.	It is understood that GPN’s obligation under this Agreement is to use its commercially reasonable “best efforts” throughout the period for which it acts as the Company’s exclusive placement agent as described herein. GPN’s engagement is not intended to provide the Company or any other person or entity with any assurances that the Financing or other transaction will be consummated, and in no event will GPN be obligated to purchase Securities for its own account or the accounts of its customers.

G.	The parties hereby submit to the jurisdiction of and venue in the federal courts located in the City of New York, New York in connection with any dispute related to this Agreement, any transaction contemplated hereby, or any other matter contemplated hereby. If for any reason jurisdiction and/or venue is unavailable in such federal courts, then the parties hereby submit to the jurisdiction of and venue in the state courts located in such city in connection with any such dispute or matter. In addition, the parties hereby waive any right to a trial by jury with respect to any such dispute or matter.

GP Nurmenkari Inc.

December 15, 2020

If the foregoing correctly sets forth the entire understanding and agreement between GPN and the Company, please so indicate in the space provided for that purpose below and return an executed copy to us, whereupon this letter shall constitute a binding agreement as of the date first above written.

GP NURMENKARI INC.

By:	/s/ Albert Pezone
Name:	Albert Pezone
Title:	Chief Executive Officer

AGREED, as of December 15, 2020:

SMARTKEM LIMITED

By:	/s/ Robert Bahns
Name:	Robert Bahns
Title:	Chief Financial Officer

GP Nurmenkari Inc.

December 15, 2020

ATTACHMENT A

GP NURMENKARI INC.

INDEMNIFICATION, CONTRIBUTION, AND
LIMITATION OF LIABILITY PROVISIONS

(a)	The Company will: (i) indemnify and hold harmless GPN and its agents and their respective officers, directors, employees, agents, selected dealers and each person, if any, who controls GPN within the meaning of the Act and such agents (each an “Indemnitee” or a “Placement Agent Party”) against, and pay or reimburse each Indemnitee for, any and all losses, claims, damages, liabilities or expenses whatsoever (or actions or proceedings or investigations in respect thereof (collectively, “Proceedings”), joint or several (which will, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys’ fees, including appeals), to which any Indemnitee may become subject under the Act or otherwise, in connection with the offer and sale of the Securities as a result of the breach of any representation, warranty or covenant made by the Company herein or the failure of the Company to perform its obligations under the Agreement, regardless of whether such losses, claims, damages, liabilities or expenses shall result from any claim by any Indemnitee or by any third party; and (ii) reimburse each Indemnitee for any legal or other out-of-pocket expenses reasonably incurred in connection with investigating or defending against any such loss, claim, action, proceeding or investigation; provided, however, the Company will not be liable in any such case to the extent that any such claim, damage or liability of GPN resulted from (A) any untrue statement or alleged untrue statement of any material fact contained in the offering materials for the Financing (the “Financing Materials”) made in reliance upon and in conformity with information contained in the Financing Materials relating to GPN or its Representatives, or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in either case, if made or omitted in reliance upon and in conformity with written information furnished to the Company by GPN, specifically for use in the preparation thereof, (B) any violations by GPN of the Act, state securities laws or any rules or regulations of FINRA, which does not result from a violation thereof by the Company, (C) any breach of any representation, warranty or covenant made by GPN herein or the failure of GPN to perform its obligations under this Agreement or (D) GPN’s gross negligence or willful misconduct. In addition to the foregoing agreement to indemnify and reimburse, the Company will indemnify and hold harmless each Indemnitee against any and all losses, claims, damages, liabilities or expenses whatsoever (or actions or proceedings or investigations in respect thereof), joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys’ fees, including appeals) to which any Indemnitee may become subject insofar as such costs, expenses, losses, claims, damages or liabilities arise out of or are based upon the claim of any person or entity that he or it is entitled to broker’s or finder’s fees from any Indemnitee in connection with the Financing as a result of the Company obligating itself or any Indemnitee to pay such a fee, other than fees due to GPN, its dealers, sub-agents or finders and other than fees payable to Montrose Capital Partners Limited. The foregoing indemnity agreements will be in addition to any liability the Company may otherwise have. The Indemnitees are intended third party beneficiaries of this provision.

GP Nurmenkari Inc.

December 15, 2020

(b)	GPN will: (i) indemnify and hold harmless the Company, and its agents and their respective officers, directors, employees, agents, and each person, if any, who controls the Company within the meaning of the Act and such agents (each a “Company Indemnitee” or a “Company Party”) against, and pay or reimburse each Company Indemnitee for, any and all losses, claims, damages, liabilities or expenses whatsoever (or Proceedings, joint or several, (which will, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees and expenses, including appeals)), to which any Company Indemnitee may become subject under the Act or otherwise, in connection with the offer and sale of the Securities as a result of (A) any untrue statement or alleged untrue statement of any material fact contained in the Financing Materials made in reliance upon and in conformity with information contained in the Financing Materials relating to GPN or its Representatives, or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in either case, if made or omitted in reliance upon and in conformity with written information furnished to the Company by GPN, specifically for use in the preparation thereof, (B) the breach of any representation, warranty or covenant made by GPN herein or the failure of GPN to perform its obligations under the Agreement, regardless of whether such losses, claims, damages, liabilities or expenses shall result from any claim by any Indemnitee or by any third party, or (C) any violations by GPN of the Act, state securities laws or any rules or regulations of FINRA, which does not result from a violation thereof by the Company, and (ii) reimburse each Company Indemnitee for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, action, proceeding or investigation; provided, however, in no event (except in the event of gross negligence, fraud or illegal or willful misconduct by GPN to the extent and only to the extent if found in a final judgment by a court of competent jurisdiction) shall GPN's indemnification obligation hereunder exceed the aggregate amount of the consideration paid by the Company hereunder (based on the fair value of the Warrants on the date of issuance) actually received by GPN or its Representatives. The foregoing indemnity agreements will be in addition to any liability GPN may otherwise have to persons that are not Company Parties. The Company Indemnitees are intended third party beneficiaries of this provision.

(c)	Promptly after receipt by an indemnified party under this Attachment A of notice of the commencement of any action, claim, proceeding or investigation (the “Action”), such indemnified party, if a claim in respect thereof is to be made against the indemnifying party under this Attachment A, will notify the indemnifying party of the commencement thereof, but the omission to so notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party under this Attachment A unless the indemnifying party has been substantially prejudiced by such omission. The indemnifying party will be entitled to participate in and, to the extent that it may wish, jointly with any other indemnifying party, to assume the defense thereof subject to the provisions herein stated, with counsel reasonably satisfactory to such indemnified party. The indemnified party will have the right to employ separate counsel in any such Action and to participate in the defense thereof, but the fees and expenses of such counsel will not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the Action with counsel reasonably satisfactory to the indemnified party, provided, however, that if the indemnified party shall be requested by the indemnifying party to participate in the defense thereof or shall have concluded in good faith and specifically notified the indemnifying party either that there may be specific defenses available to it that are different from or additional to those available to the indemnifying party or that such Action involves or could have a material adverse effect upon it with respect to matters beyond the scope of the indemnity agreements contained in this Agreement, then the counsel representing it, to the extent made necessary by such defenses, shall have the right to direct such defenses of such Action on its behalf and in such case the reasonable fees and expenses of such counsel in connection with any such participation or defenses shall be paid by the indemnifying party. No settlement of any Action against an indemnified party will be made without the consent of the indemnifying party and the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed in light of all factors of importance to such party, and no indemnifying party shall be liable to indemnify any person for any settlement of any such claim effected without such indemnifying party’s consent. Notwithstanding the immediately preceding sentence, if at any time an indemnified party requests the indemnifying party to reimburse the indemnified party for legal or other expenses in connection with investigating, responding to or defending any Proceedings as contemplated by this indemnity agreement, the indemnifying party will be liable for any settlement of any Proceedings effected without its written consent if (i) the proposed settlement is entered into more than 60 days after receipt by the indemnifying party of the request for reimbursement for any amounts that have not been disputed in good faith by the indemnifying party, (ii) the indemnifying party has not reimbursed the indemnified party within 60 days of such request for reimbursement, (iii) the indemnified party delivered written notice to the indemnifying party of its intention to settle and the failure to pay within such 60 day period, and (iv) the indemnifying party does not, within 30 days of receipt of the notice of the intention to settle and failure to pay, reimburse the indemnified party for such legal or other expenses that have not been disputed in good faith by the indemnifying party and object to the indemnified party’s seeking to settle such Proceedings.

GP Nurmenkari Inc.

December 15, 2020

(d)	To provide for just and equitable contribution, if: (i) an indemnified party makes a claim for indemnification pursuant to this Attachment A hereof and it is finally determined, by a judgment, order or decree not subject to further appeal that such claims for indemnification may not be enforced, even though this Agreement expressly provides for indemnification in such case; or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act, or otherwise, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and GPN on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and GPN on the other shall be deemed to be in the same proportion as the total net proceeds from the Financing received by the Company bear to the total compensation received by GPN and its Representatives. The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission will be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by the Company or by GPN and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission. The Company and GPN agree that it would be unjust and inequitable if the respective obligations of the Company and GPN for contribution were determined by pro rata allocation of the aggregate losses, liabilities, claims, damages and expenses or by any other method or allocation that does not reflect the equitable considerations referred to in this clause (d). No person guilty of a fraudulent misrepresentation (within the meaning of Section 10(f) of the Act) will be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this clause (d), each person, if any, who controls GPN within the meaning of the Act will have the same rights to contribution as GPN, and each person, if any, who controls the Company within the meaning of the Act will have the same rights to contribution as the Company, subject in each case to the provisions of this clause (d). Anything in this clause (d) to the contrary notwithstanding, no party will be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This clause (d) is intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available.

GP Nurmenkari Inc.

December 15, 2020

EXHIBIT A – TERM SHEET